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                                                                    EXHIBIT 21.1


Simonds Industries Inc. [the "Company"]
DE Corporation:  DOI 05/16/95; FYE: 12/31

Address: 135 Intervale Road, P.O. Box 500, Fitchburg,
                  Worcester County, Massachusetts  01420

SUBSIDIARIES

1.       Simonds Holding Company, Inc.
         DE Corporation:  DOI 3/25/88; TIN:  04-3003261; FYE:  12/31
         Address:   c/o Delaware Trust Capital Management
                    900 Market Street
                    Wilmington, DE  19801

2.       Simonds Industries FSC, Inc.
         US Virgin Islands Corporation:  DOI 10/3/88; FYE: 12/31
         Address:   c/o Chase Trade, Inc.
                    Chase Financial Center
                    11A & 11B Curacao Gade
                    P.O. Box 6220, St. Thomas, VI  00804

3.       Simonds Industries Limited
         UK Corporation:  DOI 3/18/88; FYE: 12/31; Reg. No.:  2232753
         Address:   Unit 3 Motorway Industrial Estate
                    Sheffield ENG S9 1DH

4.       Simonds Industries Inc.
         Ontario Corporation:  DOI 3/22/88; FYE: 12/31
         Reg. No.: 765648 (Ontario); A-27480 (BC, 5/24/88)
         Address:   65 Northland Road
                    Waterloo, ONT N2V 1Y8

5.       Wespa Metallsagenfabrik Simonds Industries GmbH
         German Corporation:  DOI 11/00/92; FYE 12/31
         Address:   Postfach 1165
                    34282 Spangenberg, Germany

6.       Strongridge Limited
         Ontario Corporation:  DOI 01/01/95; FYE 12/31
         Reg. No.:  1111309
         Address:   106 East Drive
                    Brampton, Ontario L6W 3Z4

7.       Armstrong Manufacturing Company
         Oregon Corporation: DOI 09/23/08; FYE 12/31


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         Address:   2135 NW 21st Avenue
                    Portland, Oregon  97208

8.       Simonds UK Holding Limited
         UK Corporation:  DOI 1/18/98; FYE: 12/31; Reg. No.:  3484408
         Address:   Unit 3 Motorway Industrial Estate
                    Sheffield ENG S9 1DH

9.       W. Notting Limited
         UK Corporation:  DOI 5/23/21; FYE: 12/31; Reg. No.:  174839
         Address:   67-75 Garman Road, Tottenham
                    London ENG N17 OUE

W. Notting Limited ("Parent") - Subsidiaries

A.       Notting Sales Limited (England, doi 6/4/68)
         Registration No. 933186
         67-75 Garman Road, Tottenham, London N17 OUE

B.       Notting Canada Inc. (Ontario, doi 3/9/77)
         Registration No. 354068

C.       Notting America, Inc. (New York, doi 3/26/81)

D.       Servitroquel S.A. (Spain)

E.       Notting de Mexico S.A. (Mexico)

F.       ComputerCarton Limited (Guernsey)


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